UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      DIRECT WIRELESS COMMUNICATIONS, INC.
                      ------------------------------------
                 (Name of small business issuer in its charter)

TEXAS                                     4812                       74-3002154
--------------------------------------------------------------------------------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

106 East Sixth Street, Suite 645, Austin, TX  78701
---------------------------------------------------
      (Address and telephone number of principal executive offices)

106 East Sixth Street, Suite 645, Austin, TX  78701
---------------------------------------------------
      (Address of principal place of business or intended principal place of business)

Bill G. Williams, 106 East Sixth Street, Suite 645, Austin, TX 78701 (512) 583-4500
-----------------------------------------------------------------------------------
      (Name, address and telephone number of agent for service)

          Approximate date of proposed sale to the public

As soon as practicable after effective date of this registration statement.
---------------------------------------------------------------------------

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
Type of each          Dollar        Proposed             Proposed               Amount of
Class of securities   amount        Maximum offering     Maximum aggregate      Registration fee
To be registered      To be         Price per unit       Offering price
                      registered
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Common Stock          $149,063*     $.01*                $149,063*              $38.00
---------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

ITEM NUMBER                                                                                        PAGE IN PROSPECTUS
ITEM 1.  FRONT OF REGISTRATION STATEMENT AND OUTSIDE FRONT COVER OF PROSPECTUS                     FRONT, INSIDE COVER

ITEM 2.  INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF PROSPECTUS                                   INSIDE COVER

ITEM 3.  SUMMARY INFORMATION AND RISK FACTORS                                                      2

ITEM 4.  USE OF PROCEEDS                                                                           N/A

ITEM 5.  DETERMINATION OF OFFERING PRICE                                                           N/A

ITEM 6.  DILUTION                                                                                  N/A

ITEM 7.  SELLING SECURITY HOLDERS                                                                  1,5

ITEM 8.  PLAN OF DISTRIBUTION                                                                      5

ITEM 9.  LEGAL PROCEEDINGS                                                                         N/A

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                              6

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                            8

ITEM 12. DESCRIPTION OF SECURITIES                                                                 10

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL                                                     10

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES       N/A

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS                                                       6

ITEM 16. DESCRIPTION OF BUSINESS                                                                   3

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                                 3

ITEM 18. DESCRIPTION OF PROPERTY                                                                   5

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                            9

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                                  5

ITEM 21. EXECUTIVE COMPENSATION                                                                    7

ITEM 22. FINANCIAL STATEMENTS                                                                      F-1

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
         FINANCIAL DISCLOSURE                                                                      N/A

                      DIRECT WIRELESS COMMUNICATIONS, INC.
                        1,490,633 SHARES OF COMMON STOCK
                             NO PAR VALUE PER SHARE

















                  THE DATE OF THIS PROSPECTUS IS _______, 2001.

UNTIL (_________ 2001) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                       ----------------------------------

Direct Wireless Communications, Inc. will furnish to its shareholders annual reports containing audited financial statements and quarterly reports containing unaudited financial statements.

                       ----------------------------------


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Summary Information                                                          2
Risk Factors                                                                 2
Proposed Business                                                            3
Properties                                                                   5
Plan of Distribution                                                         5
Market for Common Equity and Related Stockholder Matters                     5
Directors, Executive Officers, Promoters and Control Persons                 6
Executive Compensation                                                       7
Security Ownership of Certain Beneficial Owners and Management               8
Certain Relationships and Related Transactions                               9
Description of Securities                                                   10
Interest of Names Experts and Counsel                                       10
Available Information                                                       10
Index to Financial Statements                                              F-1













                                       (i)

                      DIRECT WIRELESS COMMUNICATIONS, INC.
                        1,490,633 SHARES OF COMMON STOCK
                             NO PAR VALUE PER SHARE

This prospectus relates to 1,490,633 shares of common stock of Direct Wireless Communications, Inc. that Direct Wireless Corporation is distributing as a stock dividend to its shareholders of record on May 15, 2001. Recipients of the common stock will not be required to make any payment for it. SEE "PLAN OF DISTRIBUTION."

Based on advice Direct Wireless Corporation received from its communications industry consultants, Direct Wireless Corporation has determined for business reasons to separate marketing and distributing functions from the business of developing and patenting wireless communications technology. For this reason it organized Direct Wireless Communications, Inc. in April 2001 and has licensed Direct Wireless Communications, Inc. to market and/or sublicense in the United States the wireless communications technology Direct Wireless Corporation has developed and on which it holds the patents. Direct Wireless Communications, Inc. is now a wholly owned subsidiary of Direct Wireless Corporation. It was organized with the minimum capital required under state law and has not yet conducted any business operations. SEE "RISK FACTORS" AND "PROPOSED BUSINESS."

The stock being distributed to shareholders of Direct Wireless Corporation was paid to Direct Wireless Corporation for initial capitalization and in partial payment for the license to market and sublicense Direct Wireless Corporation technology. SEE "PROPOSED BUSINESS" AND "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." After this distribution, Direct Wireless Corporation will not own any equity interest in Direct Wireless Communications, Inc. but will continue to control the marketing function. SEE "PROPOSED BUSINESS."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
Per unit           Price to           Underwriting                 Proceeds to
                   Public             Discounts                    Issuer or
                                      And commissions              Other persons
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     0               0                     0                            0
--------------------------------------------------------------------------------

                               SUMMARY INFORMATION

Direct Wireless Communications, Inc., a Texas corporation, is a development stage company founded on April 6, 2001 to market and/or license a unique, low-cost, high capacity mobile digital wireless communications technology. This technology eliminates the costly cell site infrastructure of traditional cellular and personal communications wireless systems by replacing their functions with a software control program contained entirely in the mobile telephone.

The major features of this technology include:

         o Extremely low cost wireless communication modules that can extend coverage to vast rural areas with seamless coverage in diverse topographies.

         o Ability to interface quickly and efficiently with existing cellular and personal communication networks as well as with public switched telephone systems for long distance communications.

         o Phones that can operate in any part of the globe, even if the basic cellular or personal communication system cannot. Major wireless telecommunications improvement not provided by any other system in existence or planned.

Direct Wireless Communications, Inc. has been granted the license by Direct Wireless Corporation, the company that has developed and holds the patents on the technology. Direct Wireless Communications, Inc. will market and/or sublicense the technology in the United States. However, it has not yet begun any operations.

The company's address is 106 E. 6th St., Suite 645, Austin, TX 78701 and its telephone number is 512-583-4500.


                                  RISK FACTORS

RISKS ASSOCIATED WITH THE TECHNOLOGY

Direct Wireless Communications, Inc. was organized in April 2001 with minimum capitalization. It remains in the development stage. It has no operating history upon which an evaluation of its prospects can be made. Company prospects must be considered in light of the risk, uncertainties, expenses, delays and difficulties associated with the establishment of a new business in the evolving telecommunications and wireless industry, as well as those risks encountered in the commercialization of new technology and products or services based upon new technology.

Detailed market system specifications of the Direct Wireless Corporation technology that is being licensed to the company has been successfully completed at Southwest Research Institute, San Antonio, Texas. However, at the present time no working prototype telephone exists that employs the technology.

RISKS ASSOCIATED WITH OPERATIONS OF DIRECT WIRELESS COMMUNICATIONS, INC.

The company's business will be primarily the marketing and/or licensing of the technology to existing service providers within the wireless industry who want to economically extend their service into rural areas. The company may also license this technology to rural utility companies that want to diversify their business by becoming a wireless communication provider. The company may not be successful in finding service providers or utilities that anticipate sufficient demand to justify obtaining a license.

If the company successfully introduces new products to commercial markets, there can be no assurance that those products will continue to find commercial acceptance. Advances in communications technology are rapid and technological development by competitors may render Direct Wireless products obsolete. Competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, resulting in reduced margins, or loss of market share, any of which could harm the business.

Direct Wireless Communications, Inc. must raise the money to pay for the license fee to Direct Wireless Corporation. There is no assurance that it can raise sufficient money to pay this fee. SEE "PROPOSED BUSINESS" AND "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."




                                PROPOSED BUSINESS

Direct Wireless Communications, Inc. has acquired from Direct Wireless Corporation the right to market and sublicense the technology developed by Direct Wireless Corporation. This technology is covered by two patents, No. 5,995,849 issued on November 30, 1999 and No. 6,141,531 issued on October 31, 2000, and patent application No. 800416 filed on June 1, 2000. These patents and the application relate to a wireless communication system using radio frequencies for transmitting and receiving voice and data signals. The technology covered by the patents and application uses an internal network with a multiple internal communication path and an external communication path for linking the internal network to an external communications network.

The internal network consists of telephone handsets that allow for decentralized communication along multiple communication paths. If several handsets are within range, they can communicate directly through signal extenders without the need for a central call switching and delivery center, unlike cellular or other mobile wireless communication systems. If the handsets are out of range, they can communicate through signal extenders and network extenders that relay the call to destination handsets, also eliminating the need for a central call switching and delivery center. The internal network also has the capability of communicating with external communications networks, such as existing public switched telephone systems, satellite communication systems, or emergency radio or paging systems.

Many regions in the United States are too sparsely settled to justify the expense of central call switching and delivery centers required for cellular and other wireless technology. Because the Direct Wireless Corporation technology needs no central switching center it is particularly suited to operate in these remote or isolated areas. The company intends to market the technology in rural areas that have limited cellular service or no wireless services of any kind. The company expects to market and sublicense the technology to existing service providers who desire to extend their service to these sparsely settled areas or to public utility companies that have customers in these areas and desire to provide wireless services to their existing customers. Under this marketing strategy the company does not expect competition from established cellular and/or other service providers, which are primarily located in urban markets.

Direct Wireless Communications, Inc. will not be required to apply for frequency allocations. The technology does not set any requirements for assigned frequencies from the Federal Communications Commission. Direct Wireless Corporation has represented that the handsets may be manufactured to function normally on cellular and other wireless communication frequencies where adequate bandwidths and unoccupied licenses are available, as well as in ranges where no Federal Communications Commission licenses are required. Accordingly the technology may be used by any existing service provider that has existing frequency assignments and wishes to extend the nature of its services.

The technology licensing agreement under which Direct Wireless Communications, Inc. has acquired the rights to market and sublicense the technology provides that Direct Wireless Communications, Inc. shall pay to Direct Wireless Corporation an initial license fee of 1,489,633 shares of its common stock and the sum of ten million dollars. The ten million dollars must be paid in such amounts and at such times over the course of the license agreement as the parties may agree. In addition to the initial license fee, Direct Wireless Communications, Inc. must also pay a royalty in the amount of thirty percent of all royalty fees it receives.

The technology license agreement may be terminated by Direct Wireless Corporation upon the occurrence of any of the following events:

         o Direct Wireless Communications, Inc. fails to make timely payments of royalties;

         o In the event Direct Wireless Communications, Inc. dissolves, ceases active business operations, liquidates or becomes bankrupt;

         o In the event management of Direct Wireless Communications, Inc. changes from its current management.


These provisions of the technology license agreement effectively prevent any hostile takeover of Direct Wireless Communications, Inc. by means of a proxy solicitation, a tender offer or any other device. Direct Wireless
Communications, Inc. will remain under control of the management of Direct Wireless Corporation.

The company's only employees at present are its officers and directors, who are also officers and directors of Direct Wireless Corporation. When the company begins its business operations it will be necessary to hire additional personnel. The company does not anticipate any difficulties in hiring appropriate persons.

                                   PROPERTIES

Direct Wireless Communications, Inc. leases approximately 3,300 square feet of office space at 106 E. 6th St., Suite 645, Austin, TX 78701 from Direct Wireless Corporation. The monthly rental is $3,345.77. The company believes that the amount of rent is a fair market price for comparable space and that the facilities are adequate for the foreseeable future. The company does not own any communications equipment.

                              PLAN OF DISTRIBUTION

Direct Wireless Communications, Inc. has issued 1,489,633 shares of its common stock to Direct Wireless Corporation as partial payment for the licensing of the technology. Direct Wireless Corporation will distribute these shares and 1000 shares obtained for initial capitalization of Direct Wireless Communications, Inc. as a stock dividend to its stockholders of record on May 15, 2001. Each existing Direct Wireless Corporation shareholder shall receive one share for every three shares of Direct Wireless Corporation stock owned on that date, but no fractional shares will be issued. Neither company will pay any fees to any person in connection with the distribution, except for the costs of printing and mailing the prospectus and printing of the stock certificates.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

At the present time there is no public trading market for Direct Wireless Communications, Inc. common stock. The Company intends to take all actions necessary to have its stock eligible for quotation on the National Association of Securities Dealers Bulletin Board. Upon the effectiveness of the registration statement of which this prospectus is a part, the 341,633 shares of common stock owned by control persons of the company will become eligible for sales under Rule 144 in one year. SEE "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

Upon the completion of the distribution of the stock dividend there will be 265 shareholders of record of the common stock. Since inception the company has never paid any cash dividends on its common stock and it is not anticipated that it will pay dividends in the foreseeable future.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Executive officers and directors of the Company are:

NAME                       AGE      POSITION
Bill G. Williams           66       Chief Executive Officer and Chairman of the Board


Robert S. Braswell, IV     46       President, Director


Jerry W. Petermann         50       Vice President and Chief Technology Officer, Director


W. Steven Walker           50       Secretary/Treasurer, Director


The present directors were appointed in May, 2001 and will serve until their successors are elected at an annual meeting of the shareholders. Thereafter directors will serve a term of one year.

MR. WILLIAMS is Chairman of the Board and CEO of Direct Wireless Corporation. He was previously Chairman of the Board and Chief Executive Officer of Cafe Quick Enterprises, Inc. Cafe Quick is in the vending industry market and uses a unique patented air impingement technology to cook fresh frozen food in a vending machine. Mr. Williams and his management team acquired the technology, developed the prototype and ultimately licensed the technology worldwide. From 1985 to 1988, Mr. Williams was Chairman of the Board and CEO of Ameritron Corporation, a multi-business public holding company. In his capacity as chairman, Mr. Williams was instrumental in acquiring thirty-seven businesses over a period of five years. Prior to his employment with Ameritron Corporation, Mr. Williams was involved in real estate projects and land development. Mr. Williams is co-inventor of the Direct Wireless Communication System.


MR. BRASWELL is President of Direct Wireless Corporation. He was an independent businessman with eighteen years experience in the common carrier freight business, working for Central Freight Lines, Inc. During his tenure Mr. Braswell worked in all aspects of the Company operations. His last position with Central Freight Lines was Director of Data Processing for Shop Maintenance and Inventory Control. He managed the parts, tires and fuel inventories in addition to the Maintenance Reporting System. During this period, Mr. Braswell was a study group chairman and a committee member of the Board of Directors for the American Trucking Association Maintenance Council. Before joining Direct Wireless Corporation, he was engaged in residential subdivision development and home construction. Mr. Braswell graduated from the University of Houston with a Bachelor of Business Administration in Organizational Behavior Management.

MR. PETERMANN is Vice President of Direct Wireless Corporation. Mr. Petermann is co-inventor of the Direct Wireless Communication System and is continuing the development of system features and capabilities. Mr. Petermann has a long career as an engineer and inventor in a variety of disciplines. He has developed several successful concepts and inventions for clients that include the Department of Defense, U.S. Navy, Los Alamos National Laboratories, Housing and Urban Development and the United Nations, among others. He has extensive experience in concept-to-patent management, research and development firms, manufacturers and patent attorneys. Mr. Petermann holds a Bachelor of Applied Science in Telecommunications from the University of Mary Hardin-Baylor.


MR. WALKER is Secretary/Treasurer of Direct Wireless Corporation and acts as principal legal advisor to the Company. Mr. Walker is engaged in the private practice of law with emphasis in commercial and business litigation and corporate finance. He has been a Board Member of several public companies and represents a number of corporations. Mr. Walker received a Bachelor of Arts Degree with Honors from the University of Texas, Austin, Texas, and a Doctor of Jurisprudence Degree from the University of St. Mary's School of Law, San Antonio, Texas.


                             EXECUTIVE COMPENSATION

At the present time Direct Wireless Communications, Inc. does not have any operations. Even after operations have begun it may be some period of time before revenues are sufficient to pay executive salaries. When the Company has sufficient revenues it intends to pay executive salaries as set forth in the following compensation table.

          ------------------------------------------------------------------------------------------
                        NAME                                        SALARY
          ------------------------------------------------------------------------------------------

          Bill G. Williams                                         $100,000

          ------------------------------------------------------------------------------------------

          Robert S. Braswell, IV                                    $70,000

          ------------------------------------------------------------------------------------------

          Jerry W. Petermann                                        $60,000

          ------------------------------------------------------------------------------------------

          W. Steven Walker                                          $42,000

          ------------------------------------------------------------------------------------------


In addition, Direct Wireless Communications, Inc. will issue 1,000,000 shares of common stock to these officers as follows: Bill G. Williams: 350,000; Robert S. Braswell IV: 300,000; Jerry W. Petermann: 200,000; W. Steven Walker: 150,000. At the present time, there are no other cash or stock bonus, stock option plans, pension plans or similar compensation plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Prior to the payment of the stock dividend by Direct Wireless Corporation, that company was the sole stockholder of Direct Wireless Communications, Inc. After payment of the stock dividend, the following persons will be the beneficial owners of 5% or more of the common stock of Direct Wireless Communications, Inc.

NAME AND ADDRESS                    AMOUNT AND NATURE                     PERCENT OF CLASS
                                    OF BENEFICIAL OWNERSHIP
Shirley Williams                    154,920  Direct                             10.39%
4800 Ridgeview
Waco, TX 76710

Bill G. Williams                    154,920  Indirect (1)                       10.39
106 E. 6th Street
Austin, TX 78701

Robert S. Braswell IV               78,879  Direct (2)                           5.29
106 E. 6th Street
Austin, TX 78701

Diana Callan Braswell               96,528  Direct and Indirect (3)              6.48
3913 Old Mill Road
Waco, TX 76710
----------------------------------------------------------------------------------------------------------------------------------

(1)      These are the shares that will be owned of record by Shirley Williams, Mr. Williams' wife.
(2)      1,667 of these shares will be owned by Mr. Braswell and his wife as joint tenants.
(3)      Includes 87,444 shares that will be owned as trustee of various trusts.  Diana Callan Braswell is Mr. Braswell's mother.

After the stock dividend is paid, the officers and directors of Direct Wireless Communications, Inc., will own shares of the company's common stock as shown in the following table.

NAME AND POSITION          NUMBER OF SHARES BENEFICIALLY OWNED         PERCENT OF CLASS

Bill G. Williams                    154,920  Indirect                        10.39%
Chairman and CEO
106 E. 6th Street, Suite 645
Austin, TX 78701

Robert S. Braswell IV               78,879  Direct                            5.29
President and Director
106 E. 6th Street, Suite 645
Austin, TX 78701

Jerry W. Petermann                  61,216  Direct                            4.11
Vice President and Director
106 E. 6th Street, Suite 645
Austin, TX 78701

W. Steven Walker                    46,648  Direct                            3.13
Secretary, Treasurer
And Director
800 Airport Freeway
Irving, TX 76710

All officers and directors as       341,663                                  22.92
a group ( four persons)

Information as to the nature of the security holdings of officers and directors is given in the notes to the preceding table.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Direct Wireless Communications, Inc. was organized by Direct Wireless Corporation on April 6, 2001 and Direct Wireless Corporation can therefore be considered to be a promoter of the Company. On May 15, 2001, Direct Wireless Communications, Inc. entered into an agreement with Direct Wireless Corporation under which it was licensed to market and/or sublicense the Direct Wireless Corporation technology for the United States. As partial payment for the license agreement, Direct Wireless Communications, Inc. issued to Direct Wireless Corporation 1,489,633 shares of its common stock. In addition, the license agreement requires Direct Wireless Communications, Inc. to pay royalties and an aggregate of ten million dollars cash to Direct Wireless Corporation.

                            DESCRIPTION OF SECURITIES

Direct Wireless Communications, Inc. is authorized to issue ten million shares of common stock, no par value. There are presently outstanding 1,490,633 shares. Holders of the common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of shareholders. They are also entitled to dividends declared by the directors out of funds legally available for payment of dividends. Holders of the common stock do not have any cumulative voting rights or any preemptive or similar rights.

The Transfer Agent for Direct Wireless Communications, Inc. is Nancy Heel, Post Office Box 151599, Austin, Texas 78715-1599; telephone: 512-442-2379.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

W. Steven Walker, Esq., who has rendered an opinion on the validity of the Company's common stock, is Secretary/Treasurer and General Counsel of the Company.


                              AVAILABLE INFORMATION

Direct Wireless Communications, Inc. has filed a registration statement with the Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933 with respect to the shares of its common stock being distributed as a stock dividend to the shareholders of Direct Wireless Corporation. This prospectus does not contain all of the information described in that registration statement and the related exhibits. Statements in this prospectus concerning the contents or provisions of contracts or other documents are not necessarily complete, and in each instance the company refers you to the copy of the document on file as an exhibit to the registration statement.

A copy of the registration statement and the related exhibits may be inspected without charge at the Commission's office at 450 Fifth Street, NW, Washington, D.C. 20549 or at the Commission's Regional offices at Northwestern Atrium Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from these offices upon payment of the fees specified by the Commission. Information on the operations of the Commission may be obtained by calling 1-800-SEC-0300.

Direct Wireless Communications, Inc. has filed the registration statement electronically with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that website is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report                                                 F-2

Balance Sheet at April 30, 2001                                              F-3

Statement of Income from date of inception
         April 6, 2001 to April 30, 2001                                     F-4

Statement of Cash Flows from date of inception
         April 30, 2001 to April 30, 2001                                    F-5

Notes to Financial Statements                                                F-6

                           DARILEK, BUTLER & CO., P.C.
                            622 Isom Road, Suite 100
                            San Antonio, Texas 78216
                               210-979-0055 phone
                                210-979-0058 fax

INDEPENDENT AUDITORS' REPORT


The Board of Directors
Direct Wireless Communications, Inc.



We have audited the accompanying balance sheet of Direct Wireless Communications, Inc. (a Texas Corporation) as of April 30, 2001 and the related statements of income and cash flows for the period from inception (April 6, 2001) to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Wireless Communications, Inc. as of April 30, 2001 and the results of its operations and its cash flows for the initial period then ended in conformity with accounting principles generally accepted in the United States of America.

                                           "Darilek, Butler & Co., P.C."

San Antonio, Texas
May 22, 2001

DIRECT WIRELESS COMMUNICATIONS, INC.

Balance Sheet
April 30, 2001

ASSETS:

Current Assets

   Accounts Receivable - Stockholder                                      $1,000
                                                                          ------
      Total Current Assets                                                 1,000


                                                                          ------
         Total Assets                                                     $1,000
                                                                          ======



LIABILITIES AND STOCKHOLDER'S EQUITY:

Current Liabilities                                                       $    0
                                                                          ------
      Total Current Liabilities                                                0



Stockholder's Equity

Common Stock, No Par Value, 10,000,000 Shares Authorized,                  1,000
      1,000 Issued and Outstanding
   Retained Earnings                                                           0
                                                                          ------
      Total Stockholder's Equity                                           1,000
                                                                          ------

         Total Liabilities and Stockholder's Equity                       $1,000
                                                                          ======




    The Accompanying Notes are an Integral Part of These Financial Statements

DIRECT WIRELESS COMMUNICATIONS, INC.

Statement of Income
From the Date of Inception (April 6, 2001) to April 30, 2001



Revenue                                                                     $  0

Expenses                                                                       0
                                                                            ----

Net Income                                                                  $  0


Retained Earnings - Beginning of Period                                        0
                                                                            ----

Retained Earnings - End of Period                                           $  0
                                                                            ====






    The Accompanying Notes are an Integral Part of These Financial Statements

DIRECT WIRELESS COMMUNICATIONS, INC.
Statement of Cash Flows

From the Date of Inception (April 6, 2001) to April 30, 2001


Cash Flows From Operating Activities                                        $  0

Cash Flows From Investing Activities                                           0


Cash Flows From Financing Activities                                           0

                                                                            ----
          Net Increase (Decrease) in Cash                                      0

Cash, at Beginning of Period                                                   0
                                                                            ----

Cash, at End of Period                                                      $  0
                                                                            ====






    The Accompanying Notes are an Integral Part of These Financial Statements

DIRECT WIRELESS COMMUNICATIONS, INC.

Notes to Financial Statements
April 30, 2001

Note A - Summary of Significant Accounting Policies

NATURE OF OPERATIONS

Direct Wireless Communications, Inc. (the Company) is a development stage company that was incorporated on April 6, 2001. On May 15, 2001, the Company entered into a Technology Licensing Agreement with Direct Wireless Corporation (Direct Wireless). Under this agreement, Direct Wireless was granted a license to market and/or sublicense in the United States the wireless telephone communications technology on which Direct Wireless holds the patents. The Company has not yet begun operations. Upon completion of the working telephone prototype telephone employing the technology, the Company intends to market and sublicense the technology primarily to existing service providers who desire to extend their services to sparsely settled areas or to public utilities who have customers in such areas and desire to provide wireless services to them.

ACCOUNTING POLICIES AND BASIS OF ACCOUNTING

The financial statements of the Company are prepared on the accrual basis of accounting. This basis of accounting conforms to generally accepted accounting principles.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions effect the reported amounts on assets and liabilities, disclosure of contingent assets and liabilities, and the reported revenue and expenses. Actual results could differ from those estimates.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 2.02(16) of the Texas Business Corporation Act authorizes a Texas corporation to indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any bylaw, agreement, vote of shareholders, or otherwise.

Article 2.02(16) further provides that a Texas corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article 2.02.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee                    $  38
Blue Sky fees                         100*
Postage                               275*
Printing and engraving                875*
Accounting and legal                 1500
Electronic filing fee                 900*
Miscellaneous                         100*
------------------                  ------
Total                                3788*

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On April 6, 2001, the company was organized by Direct Wireless Corporation and thereafter issued to Direct Wireless Corporation 1000 shares of its common stock in exchange for the initial capitalization of $1000 and became a wholly owned subsidiary of Direct Wireless Corporation. On May 15, 2001 the company issued and sold 1,489,633 shares of its common stock to Direct Wireless Corporation as partial consideration for the grant of a license to the company to market and/or sublicense wireless telephone technology on which Direct Wireless Corporation holds the patents. In both transactions, the company relied on the exemption contained in Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving any public offering.

ITEM 27. EXHIBITS.

Exhibit 3.1  Articles of Incorporation

Exhibit 3.2  By-Laws

Exhibit 4.1  Copy of certificate for shares of common stock


Exhibit 4.2  Excerpts from By-Laws defining rights of shareholders


Exhibit 5 Opinion of W. Steven Walker, Esq. as to legality of Direct Wireless Communications, Inc. stock being distributed to stockholders of Direct Wireless Corporation. TO BE FILED BY AMENDMENT.


Exhibit 10.1 Technology License Agreement dated May 15, 2001 between Direct Wireless Corporation and Direct Wireless Communications, Inc.

Exhibit 23.1 Consent of Darilek, Butler & Co., P.C., certified public accountants.


Exhibit 23.2  Consent of W. Steven Walker, Esq.  TO BE FILED BY AMENDMENT.



ITEM 28. UNDERTAKINGS.

Registrant undertakes as follows:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas on May 31, 2001.

Direct Wireless Communications, Inc.


By: s/Bill G. Williams, Chief Executive Officer
   --------------------------------------------
 (Signatures and Title)


Bill G. Williams, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signator                                                            Date


S/Bill G. Williams                                                  May 31, 2001
--------------------------------------------------------------      ------------
Bill G. Williams, Principal Executive Officer

S/W. Steven Walker                                                  May 31, 2001
--------------------------------------------------------------      ------------
W. Steven Walker, Principal Financial Officer

S/Robert S. Braswell, IV                                            May 31, 2001
--------------------------------------------------------------      ------------
Robert S. Braswell, IV, Principal Accounting Officer

S/Bill G. Williams                                                  May 31, 2001
--------------------------------------------------------------      ------------
Bill G. Williams, Chairman of the Board

S/Robert S. Braswell, IV                                            May 31, 2001
--------------------------------------------------------------      ------------
Robert S. Braswell, IV, Director

S/Jerry W. Petermann                                                May 31, 2001
--------------------------------------------------------------      ------------
Jerry W. Petermann, Director

S/W. Steven Walker                                                  May 31, 2001
--------------------------------------------------------------      ------------
W. Steven Walker, Director

                                    EXHIBITS

                                INDEX TO EXHIBITS

EXHIBIT NO.      DESCRIPTION OF EXHIBIT                               PAGE NO.

3.1              Articles of Incorporation                              E-2

3.2              By-Laws                                                E-4

4.1              Copy of certificate for shares of common stock         E-16

4.2              Excerpts from By-Laws defining rights of
                 holders of common stock                                E-18

10.1             Technology License Agreement dated
                 May 15, 2001 between Direct Wireless
                 Corporation  and Direct Wireless
                 Communications, Inc.                                   E-21

23.1             Consent of Darilek, Butler & Co., P.C.
                 Certified Public Accountants                           E-32

